
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the financial statements of IOS Capital, Inc. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          SEP-30-1999
<PERIOD-END>                               DEC-31-1998
<CASH>                                                      0
<SECURITIES>                                                0
<RECEIVABLES>                                   1,987,971,000<F1>
<ALLOWANCES>                                                0
<INVENTORY>                                                 0
<CURRENT-ASSETS>                                            0
<PP&E>                                            134,876,000<F2>
<DEPRECIATION>                                     53,114,000<F2>
<TOTAL-ASSETS>                                  2,239,433,000
<CURRENT-LIABILITIES>                                       0
<BONDS>                                         1,714,750,000
<PREFERRED-MANDATORY>                                       0
<PREFERRED>                                                 0
<COMMON>                                                    0<F3>
<OTHER-SE>                                        333,193,000
<TOTAL-LIABILITY-AND-EQUITY>                    2,239,433,000
<SALES>                                                     0
<TOTAL-REVENUES>                                   78,042,000
<CGS>                                                       0
<TOTAL-COSTS>                                               0
<OTHER-EXPENSES>                                   17,032,000
<LOSS-PROVISION>                                            0
<INTEREST-EXPENSE>                                 29,202,000
<INCOME-PRETAX>                                    48,484,000
<INCOME-TAX>                                       20,363,000
<INCOME-CONTINUING>                                28,121,000
<DISCONTINUED>                                              0
<EXTRAORDINARY>                                             0
<CHANGES>                                                   0
<NET-INCOME>                                       28,121,000
<EPS-PRIMARY>                                               0<F4>
<EPS-DILUTED>                                               0<F4>

(1) Includes net investments in leases of $1,920,111,000 and other accounts receivable.
(2)  Includes leased equipment of: cost - $117,909,000; accumulated depreciation
     - $47,049,000.
(3) Common stock, $.01 par value, 1,000 shares outstanding. Since total is less than $1,000, zero is reported.
(4)  Not required as the registrant is a wholly-owned subsidiary.

